UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 23, 2007

Electronics For Imaging, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-18805	94-3086355
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

303 Velocity Way

Foster City, California 94404

(Address of Principal Executive Offices)

(650) 357-3500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Electronics For Imaging, Inc. (“EFI”) has been granted an extension until October 22, 2007 to comply with the continued listing requirements of The Nasdaq Global Select Market.

As previously disclosed by EFI in a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on May 18, 2007, the Nasdaq Listing and Hearing Review Council (the “Listing Council”) notified EFI on May 14, 2007 that it has stayed any action by the Nasdaq Listing Qualifications Panel to suspend EFI’s securities from trading on The Nasdaq Stock Market pending further action by the Listing Council.

On August 23, 2007, the Listing Council notified EFI that it had determined to exercise its discretionary authority, under Nasdaq Marketplace Rule 4802(b), to grant EFI an exception to demonstrate compliance with all of The Nasdaq Global Select Market continued listing requirements through October 22, 2007. If EFI does not become current in its public filings with the SEC by October 22, 2007, EFI’s securities will be suspended from trading on The Nasdaq Stock Market at the opening of business on October 24, 2007.

Also as previously announced, EFI is currently working on the anticipated restatement of previously issued financial statements and plans to become current in its public filings with the SEC as soon as practicable. EFI is currently targeting to become compliant with its SEC filings at the end of the third quarter. This date is subject to revision.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: August 28, 2007	ELECTRONICS FOR IMAGING, INC.

	By:	/s/ John Ritchie
	Name:	John Ritchie
	Title:	Chief Financial Officer